UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
Nash-Finch Company
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 12, 2009, Nash-Finch Company (“Nash Finch”) issued a press release announcing its results for the sixteen weeks ended October 10, 2009. The press release by which these results were announced is furnished herewith as Exhibit 99.1.
The press release (including the schedules attached thereto) includes four financial measures that are considered “non-GAAP” financial measures for purposes of the SEC’s Regulation G — Consolidated EBITDA, leverage ratio, senior secured leverage ratio and interest coverage ratio. Each of these financial measures is defined in the press release and, as required by Regulation G, Nash Finch has disclosed in the press release information regarding the GAAP financial measures which are most directly comparable to each of these non-GAAP financial measures, and reconciling information between the GAAP and non-GAAP financial measures. Relevant reconciling information is also provided on the “Investor Relations” portion of our website, under the caption “Presentations — Supplemental Financial Information.”
These non-GAAP financial measures are included in the press release because Nash Finch management believes that these measures provide useful information to investors because of their importance to the measurement of operating performance and is a metric used to determine payout of performance units pursuant to our Short-Term and Long-Term Incentive Plans.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the registrant, dated November 12, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: November 12, 2009	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and Chief Financial Officer

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED NOVEMBER 12, 2009

Exhibit No.	Description	Method of Filing

99.1	Press Release, issued by the Registrant, dated November 12, 2009	Furnished herewith

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